GARDNER, CARTON & DOUGLAS
                            Suite 3400--Quaker Tower
                             321 North Clark Street
                          Chicago, Illinois 60610-4795



                                  May 18, 1990

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:  Prudential-Bache Multi-Sector Fund, Inc.
          Indefinite Number of Shares of Common Stock,
          $.001 par value

Ladies and Gentlemen:

     As counsel for Prudential-Bache Multi-Sector Fund, Inc., a Maryland corporation (the "Fund"), we have examined the proceedings taken and being taken for the registration by the Fund on Form N-1A of an indefinite number of shares of its Common Stock, $.001 par value.

     We have examined all instruments, documents and records which, in our opinion, were necessary of examination for the purpose of rendering this opinion. Based upon such examination, we are of the opinion that the above-described shares of Common Stock will be, if and when issued by the Fund in the manner and upon the terms set forth in said Form N-1A, validly authorized and issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Fund's Registration Statement on Form N-1A, as it may be amended.

                                   Very truly yours,

                                   /s/ Gardner, Carton & Douglas


PHD/KJF/cav